UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2007

CENTURY PROPERTIES FUND XIX

(Exact name of Registrant as specified in its charter)

            California

   0-11935

  94-2887133

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under 2.03, below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On March 30, 2007, Century Properties Fund XIX (the “Registrant” or “Partnership”) obtained an increase of $6,500,000 to the maximum principal amount available under the existing mortgage on one of its investment properties, Greenspoint Apartments, located in Phoenix, Arizona (the “Property”). The Property is currently undergoing a redevelopment project that the managing general partner of the Partnership believes will enable the Partnership to generate increased rents based on the enhanced physical condition and amenities of the Property.  The additional availability under the mortgage is comprised of an initial advance (“Note B”) of $3,000,000 that was made to the Partnership on March 30, 2007, and two earn-out advances of $1,750,000 each (“Note C” and “Note D”), that are available to the Partnership in connection with the redevelopment of the Property.  To obtain the Note C advance, the Partnership must not have prepaid Note B and must have completed and paid for the portion of the redevelopment improvements with an aggregate cost of at least $6,500,000.  The deadline to satisfy the Note C criteria is December 27, 2007.  If the Partnership fails to satisfy the conditions for obtaining the Note C advance, then the lender shall have no obligation to fund the Note D advance. To obtain the Note D advance, the Partnership must not have prepaid Notes B and C and must have completed and paid for the remaining portion of the redevelopment improvements with an aggregate cost of approximately $2,300,000. The deadline to satisfy the Note D criteria is May 28, 2008.

The existing mortgage agreement, dated May 17, 2005, was modified to reflect the increase in indebtedness from $11,000,000 to $17,500,000.  The maturity date and interest rate for the existing mortgage remains unchanged as a result of the modification.   Note B has a fixed interest rate of 5.79% per annum, with interest only payments due from May 2007 through October 2008.  Note B also requires a one time principal payment of $1,000 on March 1, 2008.  Payments of principal and interest shall be made in 300 successive monthly installments commencing on November 1, 2008, and continuing through the maturity date of October 1, 2033.    Notes C and D each have fixed interest rates of 5.82% per annum, with monthly interest only payments commencing on the first day of the second calendar month following the date of disbursement, until November 1, 2008, when monthly payments of principal and interest shall be made for 300 successive monthly installments continuing through the maturity dates of October 1, 2033.  The lender can exercise a call option on the outstanding indebtedness, at its sole discretion, on May 1, 2012, and every fifth anniversary thereafter.

In accordance with the terms of the loan agreement, payment of the notes may be accelerated at the option of the lender if an Event of Default, as defined in the loan agreement, occurs.  Events of Default include, but are not limited to: nonpayment of monthly principal and interest within 10 days after the due date; nonpayment of any payments due to the lender under another existing loan document; the occurrence of any breach or default under another existing loan document.

The indebtedness is secured by the deed granting the lender a lien or interest on the property.

The foregoing description is qualified in its entirety by reference to the Promissory Note and Deed of Trust, Security Agreement, Financing Statement and Fixture Filing, copies of which were filed as exhibits 10.26 and 10.27, respectively, to the Current Report on Form 8-K dated May 17, 2005, and filed May 19, 2005, and to the Modification Agreement, Loan Agreement, Promissory Note (“Note B”), Promissory Note (“Note C”) and Promissory Note (“Note D”), copies of which are filed as exhibits 10.39, 10.40, 10.41, 10.42 and 10.43, respectively, to this report.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

The following exhibits are filed with this report:

10.39

Modification Agreement between ING Life Insurance and Annuity

Company, a Connecticut corporation, and Century Properties Fund       XIX, a California limited partnership, dated March 30, 2007.

10.40

Loan Agreement between ING Life Insurance and Annuity

Company, a Connecticut corporation, and Century Properties Fund   XIX, a California limited partnership, dated March 30, 2007.

10.41

Promissory Note (“Note B”) between ING Life Insurance and Annuity

Company, a Connecticut corporation, and Century Properties Fund       XIX, a California limited partnership, dated March 30, 2007.

10.42

Promissory Note (“Note C”) between ING Life Insurance and Annuity

Company, a Connecticut corporation, and Century Properties Fund       XIX, a California limited partnership, dated March 30, 2007.

10.43

Promissory Note (“Note D”) between ING Life Insurance and Annuity

Company, a Connecticut corporation, and Century Properties Fund       XIX, a California limited partnership, dated March 30, 2007.

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XIX

By:

FOX PARTNERS II

General Partner

By:

FOX CAPITAL MANAGEMENT CORPORATION

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

April 5, 2007